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                                                                    Exhibit 3(i)







                      AMENDMENT TO PARTICIPATION AGREEMENT


         This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this ___ day of March, 2006, by and among THE OHIO NATIONAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").

         WHEREAS, the Fund has entered into a participation agreement with the Company, dated May 1, 2003, as may be amended from time to time (the "Participation Agreement"), providing for the purchase by the Company of shares of certain series of the Fund ("Portfolios") on behalf of its separate account(s) to fund certain variable life and annuity contracts, each as specified in the Participation Agreement;

         WHEREAS, the Company, the Fund and the Adviser wish to make Class II shares of the Portfolios of the Fund identified on Schedule B hereto available under the Participation Agreement; and

         WHEREAS, the Company, the Fund and the Adviser wish to amend the Participation Agreement in certain respects.

         NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:

         1. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

         2. All references in the Participation Agreement to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B.

         3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

         4. This Amendment may be amended only by written instrument executed by each party hereto.

         5. This Amendment shall be effective as of [______, 2006].


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.


THE OHIO NATIONAL LIFE INSURANCE COMPANY


By:      _______________________________
         Name:
         Title:


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:      _______________________________
         Name:  Ronald E. Robison
         Title: President


MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:      _______________________________
         Name:  Ronald E. Robison
         Title: Managing Director






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                                   SCHEDULE B

                    PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
                   FUNDS, INC. AVAILABLE UNDER THIS AGREEMENT

                                 Class I Shares

               Core Plus Fixed Income Portfolio -- Class I Shares
                Emerging Markets Debt Portfolio -- Class I Shares
                  U.S. Real Estate Portfolio -- Class I Shares
                        Value Portfolio -- Class I Shares

                                 Class II Shares

               Core Plus Fixed Income Portfolio -- Class II Shares
                   Equity Growth Portfolio -- Class II Shares
            International Growth Equity Portfolio -- Class II Shares
                  U.S. Real Estate Portfolio -- Class II Shares



























                                       B-1